Exhibit 99.1

Riot Blockchain Releases Milestone 2nd Quarter Results
Company generates ~$2.77 million in revenue for the quarter on the production of 348 Bitcoins and 318 Litecoins
CASTLE ROCK, Colo., August 15, 2018 /Accesswire/ -- Riot Blockchain, Inc. (NASDAQ: RIOT) (“the Company”) announced the filing of its unaudited results for the second quarter on Form 10-Q for the period ending June 30, 2018.  The entire document can be viewed on the Company’s website or at SEC.gov.
Highlights from the quarter as of June 30, 2018 include:
●	First quarter within which the Company reached full deployment of its 8,000 ASIC cryptocurrency miners
●	Generated approximately $2,768,619 million in revenue on the production of 348 Bitcoins (including BCash as converted) and 318 Litecoins for the quarter
●	Gross margin percentage of 47%
●	Cash, cash equivalents, digital currencies, and prepaid contracts of $9,128,051
●	Total current liabilities of $6,572,187
●	No long-term debt
●
Net loss of approximately $24.4 million.  This net loss was largely attributable to a non-cash $15.4 million impairment charge to the Company’s mining equipment, a non-cash depreciation and amortization charge of $2,870,899, and $6,422,883 million in selling, general, and administrative expense

●	13,511,427 weighted average number of common shares outstanding

Business update and highlights:
●	Riot has approximately 8,000 deployed Bitmain S9 miners utilizing approximately 11.5MW of energy capacity at its mining facility located in the United States.
●	Riot’s fully owned hashing power is around 100 Petahash, which ranks the company among the largest publicly listed miners of Bitcoin
●	Riot currently has approximately 735 Bitcoins in inventory
●	Riot maintains ownership of approximately 12.9% of goNumerical Ltd (dba “Coinsquare”). Coinsquare is a leading cryptocurrency exchange in Canada
●	Riot’s subsidiary Tess, Inc. consummated its merger with Cresval Capital Corp and is expected to be publicly listed on the TSX Venture Exchange in the coming months
●	Riot is actively investigating the launch of a cryptocurrency exchange in select states in the U.S.
●
The Company announced the beta development of its own private Bitcoin Mining Pool. Mining pools are groups of miners that work as a team and contribute their hashing power to solving computations that secure the blockchain

●	The Company regained full compliance with NASDAQ listing requirements in June

About Riot Blockchain
Riot Blockchain is focused on building, operating, and supporting blockchain technologies.  Its primary operations consist of cryptocurrency mining, targeted development of exchange and mining pool platforms, along with other investments within the sector. For more information, visit http://www.RiotBlockchain.com/.
Investor Notice
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under "Risk Factors" in Item 1A of our most recent Form 10-K for the fiscal year ended December 31, 2017 filed with the Securities and Exchange Commission (the "SEC") on April 17, 2018, amendments thereto, and in periodic reports we file with the SEC in the future. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See "Safe Harbor" below.
Safe Harbor
The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled "Risk Factors", copies of which may be obtained from the SEC's website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements contained in this press release.
Media Contact:
PR@RiotBlockchain.com
Investor Contact:
IR@RiotBlockchain.com